UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ATLANTIC POWER CORPORATION
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On August 19, 2011, Atlantic Power Corporation distributed the following letter to employees of Capital Power Corporation and its affiliates in connection with the pending business combination transaction between Atlantic Power Corporation and Capital Power Income L.P.:

August 19, 2011

To future Atlantic Power employees:

On June 20, Atlantic Power Corporation announced its intention to acquire all of the outstanding limited partnership units of Capital Power Income L.P., pursuant to an arrangement agreement.  At close, which is anticipated in November, we will emerge as a leading publicly traded, power generation and infrastructure company with a well diversified portfolio of contracted assets in the United States and Canada. The transaction will increase the net generating capacity of our projects by 143% from 871 MW to approximately 2,116 MW. The combined portfolio of assets will consist of interests in 30 operational power generation projects across 11 states and 2 provinces, one biomass project under construction in Georgia, and an 84-mile, 500 kilovolt electric transmission line located in California.

While the increased base of assets creates a strong foundation for Atlantic Power to generate accretive and stable returns, I realize that the most valuable assets we are acquiring are the dedicated team of operators who make the right decisions, day after day, for the long-term viability of the physical assets.  It is for that reason that I want to provide insight into the values of Atlantic Power as well as the long-term viability of our business model.  We are excited to offer you the opportunity to join our team and to be a part of our long-term growth strategy.

The first prong of our business strategy is to take a long-term view on the sustainability of cash flows from our assets, because our investors want security around the stability of our dividend.  We plan to hold on to the projects we are acquiring in this transaction, making your daily efforts critical to our success.  We are looking to optimize operational excellence at each facility, and that means that safety comes first and we encourage an open line of communication regarding investments that need to be made to support the long-term operation of our assets.

The second prong of our business strategy is the execution of accretive acquisitions, as we cannot support and grow our dividend through existing cash flows alone.  The acquisition of CPILP is our big news for 2011, but in 2010, we deployed $150 million of equity, expanding our portfolio not only through an acquisition, but also through the successful development and construction of two renewable energy projects.  Since 2006, we have steadily increased our cash flows through accretive acquisitions and we continue to evaluate opportunities to deploy capital and increase cash flows.  The future growth plans of Atlantic Power include acquiring operating plants and investing in late-stage development projects and plants currently in construction.  The combined entity will provide an even broader base to execute our acquisition strategy, as we will have resources on the ground in the Canadian market for possible acquisition and development opportunities.

At the close of the CPILP transaction, we will be well positioned to access competitively priced capital in the United States and Canada to fuel the accretive growth of our asset base.  We will continue to enhance the long-term stability of cash flows and financial strength of the company through risk mitigation strategies around commodity prices as well as long-term power purchase agreements with our off-takers.

As for the men and women of Capital Power who accept positions with Atlantic Power, we are dedicated to assisting you and the plants you operate.  We plan to maintain offices in Boston, Chicago, Richmond, and Toronto to support your efforts and will provide the people and capital necessary to optimize the long term performance of the combined Atlantic Power fleet.

We will provide you with more information in the coming weeks. In the interim, I ask for your patience and continued commitment to safely operating and maintaining your plants as we secure the requisite approvals from regulators and shareholders.

I look forward to working with you in the months and years ahead.

Sincerely,

Barry Welch

President and Chief Executive Officer

Additional Information

This communication may be deemed to be solicitation materials with respect to the proposed Plan of Arrangement involving Atlantic Power and CPILP.  In connection with the Plan of Arrangement, Atlantic Power filed a preliminary joint proxy statement/circular with the SEC on July 25, 2011. When available, a definitive joint proxy statement/circular and forms of proxy will be mailed to Atlantic Power shareholders and holders of CPILP limited partnership units. The definitive joint proxy statement/circular will contain important information about the Plan of Arrangement and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND ALL OTHER RELEVANT MATERIALS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/circular, as well as other filings containing information about Atlantic Power and CPILP, free of charge, at the website maintained by the SEC at www.sec.gov, at the website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com or at Atlantic Power’s website, www.atlanticpower.com or by writing Atlantic Power at the following: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, or telephoning Atlantic Power at (617) 977-2400.

The respective directors and executive officers of Atlantic Power and CPILP, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Powers’ directors and executive officers is available in its definitive proxy statement filed with the SEC on May 2, 2011, and information regarding CPILP’s directors and executive officers is available in its Annual Information Form filed on March 11, 2011 at www.sedar.com. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and CSA when they become available.

Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended and under Canadian securities law (collectively, “forward-looking statements”).  These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in communication include, but are not limited to, statements with respect to management’s cash flow projections, sustainability of the the current level of dividends, expected payout ratio and expected completion date for the Plan of Arrangement.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” in the preliminary joint proxy statement/circular and, when available, the definitive joint proxy statement/circular, in addition to the risks discussed in Atlantic Power’s periodic reports as filed with the Securities and Exchange Commission from time to time.  Although the forward-looking statements contained in this communication are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this communication and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.